Exhibit 10.16
THIRD AMENDMENT TO HEADQUARTERS LEASE
(F/K/A 15901 OLDEN STREET, SYLMAR
AND 11171 CHERRY AVENUE, FONTANA PROPERTIES LEASE)

This THIRD AMENDMENT TO HEADQUARTERS LEASE (F/K/A 15901 OLDEN STREET, SYLMAR AND 11171 CHERRY AVENUE, FONTANA PROPERTIES LEASE) (“Third Amendment”) is made and entered into and effective as of the 19th day of February 2021 (the “Third Amendment Effective Date”) by and between ALIARON INVESTMENTS, LTD., LIMITED PARTNERSHIP, a California limited partnership (formerly known as Kristra Investments, Ltd., Limited Partnership) (“Lessor”), and TUTOR PERINI CORPORATION, a Massachusetts corporation (“Lessee”). (Each individual party may be referred to herein as a “Party” and collectively hereinafter in this Third Amendment, the “Parties”).

WITNESSETH:
WHEREAS, Lessor and Lessee are parties to that certain 15901 Olden Street, Sylmar and 11171 Cherry Avenue, Fontana Properties Lease, dated and effective June 1, 2014, as amended by that certain First Amendment to 15901 Olden Street, Sylmar and 11171 Cherry Avenue, Fontana Properties Lease, dated and effective as of October 7, 2020, and as amended by that Second Amendment to 15901 Olden Street, Sylmar And 11171 Cherry Avenue Fontana Properties Lease, dated and effective as of December 28, 2020 (collectively, the “Original Lease”), for the lease of the Premises (as defined in the Original Lease); and
WHEREAS, the Parties desire by this instrument to further amend the Original Lease in accordance with those certain modifications as more particularly set forth herein.
NOW, THEREFORE, the Parties in consideration of the mutual promises and agreements set forth herein, and intending to be legally bound, on behalf of themselves and their respective successors and assigns, do hereby agree as follows:
1.Recitals and Definitions.
a.Recitals. Lessor and Lessee incorporate the above recitals into this Third Amendment and affirm such recitals are true and correct.
b.Definitions. Each capitalized term used in this Third Amendment shall have the same meaning as is ascribed to such capitalized term in the Original Lease unless expressly otherwise provided for herein. As of the Third Amendment Effective Date and for the purposes of this Third Amendment, the Original Lease, as amended hereby, shall be referred to as the “Lease”, and from and after the date of this Third Amendment, the Original Lease shall continue to be referred to as the “Headquarters Lease”.
2.Amendments: The Original Lease shall be amended as follows:
a.Property Insurance. The fourth (4th) sentence of Paragraph 8(c)(i) of the Original Lease shall be amended to delete the following words therefrom:
“as well as an automatic increase in insurance endorsement causing the increase in annual property insurance coverage by 2% per quarter”.

3.Miscellaneous.
a.Full Force and Effect. Except as expressly amended hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Original Lease shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other term or provision of the Original Lease.
b.Conflict. In the event of any conflict between the terms of this Third Amendment and the Original Lease, the terms of this Third Amendment shall control and govern and the provisions of the Original Lease are to be construed in light of the intent of this Third Amendment.
c.Entire Agreement. This Third Amendment sets forth the entire agreement between the Parties regarding the matters set forth herein, superseding all prior agreements and understandings, written and oral, and may not be changed, modified or cancelled orally.
d.Governing Law. This Third Amendment shall be governed by and construed in accordance with the laws of the State of California, without regard to any conflicts of law provisions thereof.
e.Further Action. Each Party to this Third Amendment shall execute all instruments and documents and take such further action as may be reasonably required to effectuate the purpose of this Third Amendment.
f.Modification; Amendment: This Third Amendment may be modified or amended only by a writing executed by the Parties hereto.
g.Counterparts. This Third Amendment may be executed in multiple counterparts (including electronic [PDF] or facsimile counterparts), each of which shall be deemed an original, and all such counterparts shall together constitute one and the same instrument.
h.Severability. The invalidity of any portion of this Third Amendment shall not have any effect on the balance thereof.
i.No Broker. Each of Lessee and Lessor represents to the other that it has not dealt with any brokers in connection with this Third Amendment and that no broker negotiated this Third Amendment or is entitled to any commission in connection herewith. Each Party agrees to indemnify, defend and hold the other harmless from and against all claims, demands, actions, liabilities, damages, costs and expenses (including, reasonable attorneys’ fees) arising from any claim for a fee or commission made by any broker claiming to have acted by or on behalf of the indemnifying Party in connection with this Third Amendment. The foregoing indemnity shall survive the expiration or termination of the Lease.
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IN WITNESS WHEREOF, the Parties have caused this Third Amendment to be executed by their duly authorized officers or agents on the Third Amendment Effective Date.

ATTEST

LESSOR:	ALIARON INVESTMENTS, LTD. By: Aliaron Investments, Inc. Its: General Partner /s/ Ronald N. Tutor
Ronald N. Tutor, President Aliaron Investments, Inc.

LESSEE:	TUTOR PERINI CORPORATION /s/ Gary G. Smalley
Gary G. Smalley, Executive Vice President and Chief Financial Officer

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